                              DEPOTECH CORPORATION                  EXHIBIT 99.2
                         NOTICE OF GRANT OF STOCK OPTION

      Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of DepoTech Corporation (the "Corporation"):

      OPTIONEE: _________________________________________________

      GRANT DATE: _______________________________________________

      VESTING COMMENCEMENT DATE: ________________________________

      EXERCISE PRICE: $___________________________ per share

      NUMBER OF OPTION SHARES: ___________________ shares

      EXPIRATION DATE: __________________________________________

      TYPE OF OPTION: Non-Statutory Stock Option

      EXERCISE SCHEDULE: The Option shall become exercisable for twenty-five percent (25%) of the Option Shares upon Optionee's completion of one (1) year of Service measured from the Vesting Commencement Date and shall become exercisable for the balance of the Option Shares in thirty-six (36) successive equal monthly installments upon Optionee's completion of each additional month of Service over the thirty-six (36) month period measured from the first anniversary of the Vesting Commencement Date. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

      Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the DepoTech Corporation 1997 Supplemental Stock Option Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Supplemental Stock Option Agreement (the "Option Agreement") attached hereto as Exhibit A.

      Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

      No Employment or Service Contract. Nothing in this Notice or in the attached Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

      Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Option Agreement.


____________________, 199__
       Date


                                       DEPOTECH CORPORATION


                                       By:    __________________________________

                                       Title: __________________________________



                                       _________________________________________
                                                       OPTIONEE

                                       Address: ________________________________

                                       _________________________________________



ATTACHMENTS
EXHIBIT A - SUPPLEMENTAL STOCK OPTION AGREEMENT
EXHIBIT B - PLAN SUMMARY AND PROSPECTUS


                                       2.

                                    EXHIBIT A

                             STOCK OPTION AGREEMENT

                              DEPOTECH CORPORATION
                             STOCK OPTION AGREEMENT

RECITALS

      A. The Board has adopted the Plan for the purpose of providing additional incentive to selected Employees, consultants and other independent advisors to continue in the Service of the Corporation (or any Parent or Subsidiary).

      B. Optionee is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of the Plan in connection with the Corporation's grant of an option to Optionee.

      C. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

            NOW, THEREFORE, it is hereby agreed as follows:

            1. GRANT OF OPTION. The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

            2. OPTION TERM. This option shall have a term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

            3. LIMITED TRANSFERABILITY. This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death and may be exercised, during the Optionee's lifetime, only by the Optionee.

            4. DATES OF EXERCISE. This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

            5. CESSATION OF SERVICE. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

                  (a) Should Optionee cease to remain in Service for any reason (other than death, Permanent Disability or Misconduct) while this option is outstanding, then Optionee shall have a thirty (30)-day period (commencing with the date of such cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

                  (b) Should Optionee die while this option is outstanding, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of inheritance shall have the right to exercise this option. Such right shall lapse, and this option shall cease to be outstanding, upon the earlier of (A) the expiration of the twelve
      (12)- month period measured from the date of Optionee's death or (B) the Expiration Date.

                  (c) Should Optionee cease Service by reason of Permanent Disability while this option is outstanding, then Optionee shall have a period of six (6) months (commencing with the date of such cessation of Service) during which to exercise this option. In no event shall this option be exercisable at any time after the Expiration Date.

                  (d) During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of Option Shares for which the option is exercisable at the time of Optionee's cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any otherwise exercisable Option Shares for which the option has not been exercised. To the extent this option is not exercisable for one or more Option Shares at the time of Optionee's cessation of Service, this option shall immediately terminate and cease to be outstanding with respect to those shares.

                  (e) Should Optionee's Service be terminated for Misconduct, then this option shall terminate immediately and cease to remain outstanding.

            6.    SPECIAL ACCELERATION OF OPTION.

                  (a) In the event of a Corporate Transaction, this option, to the extent outstanding at such time but not otherwise fully exercisable, shall automatically accelerate so that this option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of the Option Shares at the time subject to this option and may be exercised for any or all of those Option Shares as fully-vested shares of Common Stock. However, this option shall not become exercisable on such an accelerated basis if and to the extent: (i) this option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or (ii) this option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Corporate Transaction on the Option Shares for which this option is not otherwise at that time exercisable (the excess of the Fair Market Value of such Option Shares over the aggregate Exercise Price payable for such shares) and provides for subsequent pay-out in accordance with the same exercise/vesting schedule in effect for those Option Shares pursuant to the option exercise schedule set forth in the Grant Notice.


                                       2.

            (b) Immediately following the Corporate Transaction, this option, to the extent not previously exercised, shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) in connection with the Corporate Transaction.

            (c) If this option is assumed in connection with a Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.

            (d) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

      7. ADJUSTMENT IN OPTION SHARES. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude any dilution or enlargement of benefits hereunder.

      8. SHAREHOLDER RIGHTS. The holder of this option shall not have any shareholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

      9.    MANNER OF EXERCISING OPTION.

            (a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

                  (i) Execute and deliver to the Corporation a Notice of Exercise for the Option Shares for which the option is exercised.

                  (ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

                        (A)   cash or check made payable to the Corporation;


                                       3.

                        (B) a promissory note payable to the Corporation, but only to the extent authorized by the Plan Administrator in accordance with Paragraph 13;

                        (C) shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

                        (D) through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (I) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

                  Except to the extent the sale and remittance procedure is
            utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise delivered to the Corporation in connection with the option exercise.

                  (iii) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

                  (iv) Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise.

            (b) As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

            (c) In no event may this option be exercised for any fractional shares.

      10.   COMPLIANCE WITH LAWS AND REGULATIONS.

                                       4.

            (a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

            (b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

      11. SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee's assigns and the legal representatives, heirs and legatees of Optionee's estate.

      12. NOTICES. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

      13. FINANCING. The Plan Administrator may, in its absolute discretion and without any obligation to do so, permit Optionee to pay the Exercise Price for the purchased Option Shares by delivering a promissory note. The terms of any such promissory note (including the interest rate, the requirements for collateral and the terms of repayment) shall be established by the Plan Administrator in its sole discretion.

      14. CONSTRUCTION. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

      15. GOVERNING LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.


                                       5.

                                    EXHIBIT I

                               NOTICE OF EXERCISE


      I hereby notify DepoTech Corporation (the "Corporation") that I elect to purchase ______________ shares of the Corporation's Common Stock (the "Purchased Shares") at the option exercise price of $__________ per share (the "Exercise Price") pursuant to that certain option (the "Option") granted to me under the Corporation's 1997 Supplemental Stock Option Plan on _______________________ , 199__.

      Concurrently with the delivery of this Exercise Notice to the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation (or other documents) evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker-dealer sale and remittance procedure specified in my agreement to effect payment of the Exercise Price.

____________________, 199__
Date


                                       _________________________________________
                                       Optionee

                                       Address:_________________________________

                                       _________________________________________

Print name in exact manner
it is to appear on the
stock certificate:                     _________________________________________

Address to which certificate
is to be sent, if different
from address above:                    _________________________________________


                                       _________________________________________

Social Security Number:                _________________________________________

Employee Number:                       _________________________________________


                                       6.

                                    APPENDIX


            The following definitions shall be in effect under the Agreement:

      A.    AGREEMENT shall mean this Supplemental Stock Option Agreement.

      B.    BOARD shall mean the Corporation's Board of Directors.

      C.    CODE shall mean the Internal Revenue Code of 1986, as amended.

      D.    COMMON STOCK shall mean the Corporation's common stock.

      E. CORPORATE TRANSACTION shall mean either of the following shareholder-approved transactions to which the Corporation is a party:

            (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

            (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

      F. CORPORATION shall mean DepoTech Corporation, a California corporation.

      G. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

      H. EXERCISE DATE shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

      I. EXERCISE PRICE shall mean the exercise price per share as specified in the Grant Notice.

      J. EXPIRATION DATE shall mean the date on which the option expires as specified in the Grant Notice.

      K. FAIR MARKET VALUE per share of Common Stock on any relevant date shall determined in accordance with the following provisions:


                                      A-1.

            - If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

            - If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

      L. GRANT DATE shall mean the date of grant of the option as specified in the Grant Notice.

      M. GRANT NOTICE shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

      N. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of Optionee or other person in the Service of the Corporation (or any Parent or Subsidiary).

      O. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

      P. NOTICE OF EXERCISE shall mean the notice of exercise in the form attached hereto as Exhibit I.

      Q. OPTION SHARES shall mean the number of shares of Common Stock subject to the option as specified in the Grant Notice.

      R. OPTIONEE shall mean the person to whom the option is granted as specified in the Grant Notice.


                                      A-2.

      S. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      T. PERMANENT DISABILITY shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

      U.    PLAN shall mean the Corporation's 1997 Supplemental Stock Option
Plan.

      V. PLAN ADMINISTRATOR shall mean either the Board or a committee of the Board acting in its administrative capacity under the Plan.

      W. SERVICE shall mean the Optionee's performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee or a consultant or independent advisor.

      X. STOCK EXCHANGE shall mean the American Stock Exchange or the New York Stock Exchange.

      Y. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


                                      A-3.

                                    EXHIBIT B

                           PLAN SUMMARY AND PROSPECTUS

                                                         EMPLOYEES & CONSULTANTS




                              DEPOTECH CORPORATION


                     ---------------------------------------



                       1997 SUPPLEMENTAL STOCK OPTION PLAN

                           PLAN SUMMARY AND PROSPECTUS


                     ---------------------------------------




                                 The date of this Prospectus is October 31, 1997

                                TABLE OF CONTENTS

                                                                                                               Page

INFORMATION ON THE 1997 SUPPLEMENTAL OPTION PLAN................................................................  1

QUESTIONS AND ANSWERS ABOUT THE PLAN............................................................................  1
      GENERAL PLAN PROVISIONS...................................................................................  1
           3.   What is the basic structure of the Plan?........................................................  1
           4.   When did the Plan become effective?.............................................................  1
           5.   Who administers the Plan?.......................................................................  1
           6.   Who is eligible to participate in the Plan?.....................................................  2
           7.   How many shares of Common Stock may be issued under the Plan?...................................  2
           8.   What happens if there is a change in the Corporation's capital structure?.......................  2
           9.   Can the Plan be amended or terminated?..........................................................  2
      GRANT OF OPTIONS..........................................................................................  3
           10.  How are options granted under the Plan?.........................................................  3
           11.  What type of options may be granted under the Plan?.............................................  3
           12.  How is the exercise price determined?...........................................................  3
           13.  How is the fair market value of the Common Stock determined?....................................  3
           14.  Can the Corporation cancel my option and grant me a new option?.................................  3
           15.  Can I assign or transfer my option?.............................................................  3
           16.  When do I acquire the rights of a shareholder?..................................................  3
      EXERCISE OF OPTIONS.......................................................................................  4
           17.  When may I exercise my option?..................................................................  4
           18.  When will my option terminate?..................................................................  4
           19.  How do I exercise my option?....................................................................  4
           20.  How do I pay the exercise price?................................................................  4
      EARLY TERMINATION OF OPTIONS..............................................................................  4
           21.  What happens to my options if my service terminates?............................................  4
           22.  What happens to my options if I am discharged for Misconduct?...................................  5
           23.  What happens to my options if I die or become disabled?.........................................  5
           24.  What happens to my options if the Corporation is acquired or merged?............................  5
           25.  What happens to my options that are assumed upon a Corporate Transaction?.......................  6
           26.  What happens to my options if there is a change in control of the
                Corporation?....................................................................................  6
      DISPOSITION OF OPTION SHARES..............................................................................  7
           27.  When can I sell my shares?......................................................................  7
      MISCELLANEOUS  ...........................................................................................  7
           28.  Do I have the right to remain in the Corporation's service until my options under the Plan become exercisable? ...................................................................  7
           29.  Are there any circumstances which would cause me to lose my rights with respect to an option?...........................................................................  7
           30.  Does the Plan restrict the authority of the Corporation to grant or assume options outside of the Plan?............................................................................  7
           31.  Does the grant of an option under the Plan affect my eligibility to participate in other plans of the Corporation?.................................................................  8
           32.  What is a parent corporation?...................................................................  8
           33.  What is a subsidiary corporation?...............................................................  8
           34.  Is the Plan subject to ERISA?...................................................................  8


                                       i.

QUESTIONS AND ANSWERS ON FEDERAL TAX CONSEQUENCES...............................................................  8
      NON-STATUTORY OPTIONS.....................................................................................  8
           T1.  Will the grant of a Non-Statutory Option result in Federal income tax liability to me?..........................................................................................  8
           T2.  Will the exercise of a Non-Statutory Option result in Federal income tax liability to me?..........................................................................................  8
           T3.  Will I recognize additional income when I sell shares acquired under a Non-
                Statutory Option?...............................................................................  9
           T4.  What are the consequences of paying the exercise price of a Non-Statutory
                Option in the form of shares of Common Stock previously acquired upon the exercise of employee options or through open-market purchases?..................................  9
           T5.  What are the Federal tax consequences to the Corporation?.......................................  9
      FEDERAL TAX RATES.........................................................................................  9
           T6.  What are the applicable Federal tax rates?......................................................  9

CORPORATE INFORMATION AND ANNUAL PLAN INFORMATION............................................................... 10


                                       ii.

THIS DOCUMENT CONSTITUTES PART OF THE OFFICIAL PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.


                               INFORMATION ON THE
                          1997 SUPPLEMENTAL OPTION PLAN


            DepoTech Corporation, a California corporation (the "Corporation"), is offering shares of its common stock (the "Common Stock") to eligible individuals in the Corporation's service pursuant to option grants made under the DepoTech Corporation 1997 Supplemental Stock Option Plan (the "Plan"). The purpose of the Plan is to offer the individuals in the employ of the Corporation who are neither officers of the Corporation nor members of the Corporation's Board of Directors (the "Board") a continuing opportunity to acquire an ownership interest in the Corporation as an incentive for such persons to remain in the Corporation's service. Unless the context indicates otherwise, all references to the Corporation in this Plan Summary and Prospectus include DepoTech Corporation and its parent and subsidiary corporations, whether now existing or subsequently established.

                      QUESTIONS AND ANSWERS ABOUT THE PLAN

            This Plan Summary and Prospectus sets forth in question and answer format the principal terms of the option grants which may be made from time to time under the Plan to eligible individuals.

                             GENERAL PLAN PROVISIONS

      1.    WHAT IS THE BASIC STRUCTURE OF THE PLAN?

            The Plan is an equity program under which eligible individuals will be granted options which will provide them with the right to purchase shares of Common Stock at a fixed price per share over their period of service with the Corporation.

      2.    WHEN DID THE PLAN BECOME EFFECTIVE?

            The Plan became effective on October 14, 1997 (the "Effective Date") upon adoption by the Board.

      3.    WHO ADMINISTERS THE PLAN?

            The Plan will be administered by the Compensation Committee of the Board. Such committee is comprised of two (2) or more non-employee Board members appointed by the Board, and each member will serve for so long as the Board deems appropriate and may be removed by the Board at any time. The Compensation Committee in its capacity as administrator of the Plan will be referred to in this document as the "Plan Administrator."

            The Plan Administrator will have full authority to determine the persons who are to be granted options under the Plan, the time or times when such option grants are to be made, the number of shares to be subject to each such grant, the time or times when each option is to become exercisable and the maximum period for which the option is to remain outstanding.


      4.    WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

            Employees, consultants and other independent advisors in the Corporation's service who are neither officers of the Corporation nor members of the Board are eligible to participate in the Plan. However, the actual persons to whom option grants are to be made under such program will be determined by the Plan Administrator in its sole discretion.

      5.    HOW MANY SHARES OF COMMON STOCK MAY BE ISSUED UNDER THE PLAN?

            The maximum number of shares of Common Stock issuable over the term of the Plan may not exceed 141,000 shares, subject to adjustment for certain changes in the Corporation's capital structure. The Common Stock will be made available either from authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Corporation, including shares repurchased on the open market.

            Should one or more outstanding options under the Plan expire or terminate for any reason prior to exercise in full, the shares of Common Stock subject to the portion of each such option not so exercised will be available for subsequent issuance under the Plan.

            There are no limitations on the number of shares of Common Stock for which an eligible individual may be granted options over the term of the Plan.

      6.    WHAT HAPPENS IF THERE IS A CHANGE IN THE CORPORATION'S CAPITAL
            STRUCTURE?

            In the event of a Recapitalization, appropriate adjustments will automatically be made to (i) the maximum number and/or class of securities issuable under the Plan and (ii) the number and/or class of securities and the exercise price per share in effect under each outstanding option. The adjustments to such outstanding options will preclude the dilution or enlargement of the rights and benefits available under those options.

            For purposes of the Plan, a RECAPITALIZATION is any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration.

      7.    CAN THE PLAN BE AMENDED OR TERMINATED?

            Yes. The Board has exclusive authority to amend or modify the Plan in any and all respects. However, no amendment or modification may, without the holder's consent, adversely affect such individual's rights and obligations under his or her outstanding options under the Plan.

            The Plan will terminate upon the earliest to occur of (i) October 13, 2007, (ii) the date on which all shares available for issuance under the Plan have been issued or (iii) the termination of all outstanding options in connection with a Corporate Transaction (see the "Early Termination of Options" section below). Should the Plan terminate on October 13, 2007, then all options outstanding under the Plan at that time will continue to have force and effect in accordance with the provisions of the agreements evidencing those options.

                                GRANT OF OPTIONS

      8.    HOW ARE OPTIONS GRANTED UNDER THE PLAN?

            The Plan Administrator will have complete discretion (subject to the limitations of the Plan) to determine when and to whom options will be granted and the terms of each such option grant. The grant will be evidenced by one or more documents (collectively, the "Option Agreement") executed by the Corporation and the optionee.

      9.    WHAT TYPE OF OPTIONS MAY BE GRANTED UNDER THE PLAN?

            All options granted under the Plan will be non-statutory options ("Non-Statutory Options") which do not qualify as incentive stock options under
Section 422 of the Internal Revenue Code (the "Code").


                                       2.

      10.   HOW IS THE EXERCISE PRICE DETERMINED?

            The exercise price of an option will be determined by the Plan Administrator. However, the exercise price of an option will not be less than one hundred percent (100%) of the fair market value of the Common Stock on the grant date.

      11.   HOW IS THE FAIR MARKET VALUE OF THE COMMON STOCK DETERMINED?

            The fair market value per share of Common Stock on any relevant date under the Plan will be the closing selling price per share on that date as reported on the Nasdaq National Market. If the Common Stock is not traded on that day, the fair market value will be the closing selling price per share on the last preceding date for which such quotation exists. Stock prices are reported daily in most major newspapers.

      12.   CAN THE CORPORATION CANCEL MY OPTION AND GRANT ME A NEW OPTION?

            Yes. The Plan Administrator has the authority to cancel outstanding options and to issue new options in replacement, but your consent will be required in connection with your participation in any such cancellation/regrant program. The new options can cover the same or a different number of shares of Common Stock and will have an exercise price per share based upon the fair market value of the Common Stock on the new grant date. In addition, it is likely that the new options will have a vesting schedule based on the new grant date, without any credit provided for the period the cancelled options were outstanding.

      13.   CAN I ASSIGN OR TRANSFER MY OPTION?

            No. Your option generally cannot be assigned or transferred, except by the provisions of your will or the laws of inheritance following your death. However, your option may be assigned in whole or in part pursuant to a court order issued in connection with marital dissolution or separation proceedings.

      14.   WHEN DO I ACQUIRE THE RIGHTS OF A SHAREHOLDER?

            You will not have any shareholder rights with respect to the option shares. You will not acquire shareholder rights until you exercise the option, pay the exercise price and become a holder of record of the purchased shares.

                               EXERCISE OF OPTIONS

      15.   WHEN MAY I EXERCISE MY OPTION?

            Your option will become exercisable in a series of installments over the period that you remain in the Corporation's service. The exercise schedule applicable to your option will be determined by the Plan Administrator at the time of grant and will be set forth in the Option Agreement. You may exercise your option at any time for the shares for which your option is exercisable, provided you do so before the option terminates.

      16.   WHEN WILL MY OPTION TERMINATE?

            No option granted under the Plan may have a term in excess of ten
(10) years. The actual expiration date of your option will be set forth in the Option Agreement. Your option may, however, terminate prior to its designated expiration date in the event of your termination of service or upon the occurrence of certain other events. See the "Early Termination of Options" section below.

      17.   HOW DO I EXERCISE MY OPTION?


                                       3.

            To exercise your option, you must provide the Corporation with written notice of the exercise in which you indicate the number of shares to be purchased under your option. The notice must be accompanied by payment of the exercise price for the purchased shares, together with appropriate proof that the person exercising the option (if other than yourself) has the right to effect such exercise. You will be required to satisfy all applicable income and employment tax withholding requirements at that time. For information about such tax withholding, see the "Questions and Answers on Federal Tax Consequences" section below.

      18.   HOW DO I PAY THE EXERCISE PRICE?

            The exercise price may be paid in cash or check payable to the Corporation or in shares of Common Stock. Any such shares will be valued at fair market value on the exercise date and must have been held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes (generally a six (6)-month period).

            Cashless exercises are also permitted. To use this procedure, you must provide irrevocable instructions to a Corporation-designated brokerage firm to effect the immediate sale of the shares of Common Stock purchased under your option and to pay over to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable withholding taxes. Concurrently with such instructions, you must also direct the Corporation to deliver the certificates for the purchased shares to the brokerage firm in order to complete the sale.

                          EARLY TERMINATION OF OPTIONS

      19.   WHAT HAPPENS TO MY OPTIONS IF MY SERVICE TERMINATES?

            After your termination of service, you will have a limited period of time in which to exercise your outstanding options for any shares of Common Stock for which those options are exercisable on the date your service terminates. The length of this period will be set forth in your Option Agreement and will generally not exceed thirty (30) days. However, your option will in all events terminate on the specified expiration date of the option term. To the extent your options are not exercisable for one or more option shares at the time of your termination of service, your options will immediately terminate and cease to be outstanding with respect to those shares.

            Unless your Option Agreement specifically provides otherwise, you will be deemed to continue in service for so long as you render services on a periodic basis to the Corporation, whether as (i) an employee, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance, or (ii) a consultant or other independent advisor.

            The Plan Administrator has the discretion to extend the period during which you may exercise one or more of your options following your termination of service and/or to permit such options to be exercised not only with respect to the number of shares of Common Stock for which your options are at that time exercisable but also with respect to one or more additional installments for which your options would have become exercisable had you continued in service. You will be notified in writing in the event the Plan Administrator decides to provide you with any of these additional benefits.

      20.   WHAT HAPPENS TO MY OPTIONS IF I AM DISCHARGED FOR MISCONDUCT?

            Should you be discharged from service for Misconduct, all of your outstanding options will immediately terminate. For purposes of the Plan, MISCONDUCT includes (i) any act of fraud, embezzlement or dishonesty, (ii) any unauthorized use or disclosure of confidential information or trade secrets of the Corporation or (iii) any other intentional misconduct adversely affecting the business or affairs of the Corporation in a material


                                       4.

manner. However, the foregoing list is not inclusive of all the acts or omissions which may be considered as grounds for dismissal or discharge of any individual in the Corporation's service.

      21.   WHAT HAPPENS TO MY OPTIONS IF I DIE OR BECOME DISABLED?

            If you die while any of your options are outstanding, the personal representative of your estate or the person or persons to whom the options are transferred by the provisions of your will or the laws of inheritance following your death may exercise each of those options for any or all shares of Common Stock for which the option was exercisable on the date your service with the Corporation terminated, less any shares you may have subsequently purchased prior to your death. The right to exercise each such option will lapse upon the earlier of (i) the expiration of the option term or (ii) the first anniversary of the date of your death.

            If your service terminates because you become permanently disabled, you will normally have a period of six (6) months from such termination date during which to exercise your options for any or all of the shares of Common Stock for which those options were exercisable at the time of your termination. In no event, however, may you exercise any option after the expiration of the option term. For purposes of the Plan, you will be deemed to be permanently disabled if you are unable to perform any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) consecutive months or more.

      22.   WHAT HAPPENS TO MY OPTIONS IF THE CORPORATION IS ACQUIRED OR MERGED?

            In the event of a Corporate Transaction, all outstanding options under the Plan will automatically accelerate so that each such option will, immediately prior to the effective date of the Corporate Transaction, become exercisable for all the shares of Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully vested shares. However, an outstanding option will NOT become exercisable on such an accelerated basis, if and to the extent: (i) the option is assumed by the successor corporation, (ii) such option is replaced with a cash incentive program which preserves the option spread existing at the time of the Corporate Transaction on any shares for which the option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same exercise/vesting schedule applicable to those option shares or (iii) such acceleration of the option is subject to other limitations imposed by the Plan Administrator in the Option Agreement.

            All outstanding options under the Plan will, to the extent not assumed by the successor corporation (or its parent corporation), terminate and cease to be outstanding immediately following the completion of the Corporate Transaction.

            A CORPORATE TRANSACTION will be deemed to occur upon (i) a merger in which securities possessing more than 50% of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger or (ii) a sale, transfer or other disposition of all or substantially all the assets of the Corporation in liquidation or dissolution of the Corporation.

      23. WHAT HAPPENS TO MY OPTIONS THAT ARE ASSUMED UPON A CORPORATE TRANSACTION?

            Each option under the Plan which is assumed by the successor corporation (or its parent corporation) will, immediately after the Corporate Transaction, be appropriately adjusted to apply to the number and class of securities which would have been issued to the optionee in consummation of the Corporate Transaction had the option been exercised immediately prior to the Corporate Transaction. Appropriate adjustments will also be made to the exercise price payable per share, provided the aggregate exercise price for the option shares will remain the same.


                                       5.

            The Plan Administrator may grant options which automatically accelerate in the event the optionee's service terminates through an Involuntary Termination effected within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction if such options do not otherwise accelerate at that time. Any option so accelerated will remain exercisable until the earlier of (i) the expiration of the option term or
(ii) the end of the one-year period measured from the date of the Involuntary Termination. You should review your Option Agreement to determine whether the option you hold will in fact accelerate upon such an Involuntary Termination.

            AN INVOLUNTARY TERMINATION will be deemed to occur upon (i) the optionee's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct or (ii) such individual's voluntary resignation following
(A) a change in his or her position with the Corporation which materially reduces his or her duties and level of responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate performance-based bonus or incentive programs) by more than 15% or (C) a relocation of such individual's place of employment by more than 50 miles, provided and only if such change, reduction or relocation is effected by the Corporation without the optionee's consent.

      24. WHAT HAPPENS TO MY OPTIONS IF THERE IS A CHANGE IN CONTROL OF THE CORPORATION?

            The Plan Administrator may provide for the automatic acceleration of one or more outstanding options under the Plan upon the occurrence of a Change in Control so that each such option will, immediately prior to the effective date of such Change in Control, become exercisable for all the shares of Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully vested shares. Any option so accelerated will remain exercisable for fully vested shares until the expiration or sooner termination of the option term.

            Alternatively, the Plan Administrator may condition such acceleration upon the termination of the optionee's service through an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of the Change in Control, so that each such option will, immediately upon such termination, become exercisable for all the shares of Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully vested shares. Any option accelerated in connection with such an Involuntary Termination will remain exercisable for fully vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one-year period measured from the date of the Involuntary Termination. You should review your Option Agreement to determine whether the option you hold will accelerate upon a Change in Control or upon your Involuntary Termination following the Change in Control.

            A CHANGE IN CONTROL will be deemed to occur in the event (i) any person (or related group of persons) directly or indirectly acquires beneficial ownership of securities possessing more than 50% of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's shareholders which the Board does not recommend such shareholders to accept or (ii) there is a change in the composition of the Board over a period of 24 consecutive months or less such that a majority of the Board ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

                          DISPOSITION OF OPTION SHARES

      25.   WHEN CAN I SELL MY SHARES?


                                       6.

            You may sell your shares of Common Stock at any time.

                                  MISCELLANEOUS

      26. DO I HAVE THE RIGHT TO REMAIN IN THE CORPORATION'S SERVICE UNTIL MY OPTIONS UNDER THE PLAN BECOME EXERCISABLE?

            No. Nothing in the Plan or in any option grant under the Plan is intended to provide any person with the right to remain in the Corporation's service for any specific period, and both you and the Corporation will each have the right to terminate your service at any time and for any reason, with or without cause.

      27. ARE THERE ANY CIRCUMSTANCES WHICH WOULD CAUSE ME TO LOSE MY RIGHTS WITH RESPECT TO AN OPTION?

            Yes. The grant of options under the Plan and the issuance of Common Stock under those options are subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan and the securities issuable thereunder. It is possible that the Corporation could be prevented from granting options or from issuing shares of Common Stock under the Plan in the event one or more required approvals or permits were not obtained.

      28. DOES THE PLAN RESTRICT THE AUTHORITY OF THE CORPORATION TO GRANT OR ASSUME OPTIONS OUTSIDE OF THE PLAN?

            No. The Plan does not limit the authority of the Corporation to grant options outside of the Plan or to grant options to, or assume the options of, any person in connection with the acquisition of the business and assets of any firm, corporation or other business entity.


                                       7.

      29. DOES THE GRANT OF AN OPTION UNDER THE PLAN AFFECT MY ELIGIBILITY TO PARTICIPATE IN OTHER PLANS OF THE CORPORATION?

            No. Option grants made under the Plan do not in any way affect, limit or restrict your eligibility to participate in any other stock plan or other compensation or benefit plan or program maintained by the Corporation.

      30.   WHAT IS A PARENT CORPORATION?

            A corporation is a parent corporation if such corporation owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of the Corporation's outstanding securities.

      31.   WHAT IS A SUBSIDIARY CORPORATION?

            A corporation is a subsidiary corporation if the Corporation owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of the outstanding securities of that corporation.

      32.   IS THE PLAN SUBJECT TO ERISA?

            The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) or Section 401(a) of the Code.

                QUESTIONS AND ANSWERS ON FEDERAL TAX CONSEQUENCES

            The following is a general description of the Federal income tax consequences of option grants under the Plan. State and local tax treatment, which is not discussed below, may vary from such Federal income tax treatment. You should consult with your own tax advisor as to the tax consequences of your particular transactions under the Plan.

                              NON-STATUTORY OPTIONS

      T1. WILL THE GRANT OF A NON-STATUTORY OPTION RESULT IN FEDERAL INCOME TAX LIABILITY TO ME?

            No.

      T2. WILL THE EXERCISE OF A NON-STATUTORY OPTION RESULT IN FEDERAL INCOME TAX LIABILITY TO ME?

            You will recognize ordinary income in the year in which the Non-Statutory Option is exercised in an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for those shares. This income will be reported by the Corporation on your W-2 wage statement for the year of exercise (or on a Form 1099 if you are not an employee), and you will be required to satisfy the tax withholding requirements applicable to this income.


                                       8.

      T3. WILL I RECOGNIZE ADDITIONAL INCOME WHEN I SELL SHARES ACQUIRED UNDER A NON-STATUTORY OPTION?

            Yes. You will recognize a capital gain to the extent the amount realized upon the sale of such shares exceeds their fair market value at the time you recognized the ordinary income with respect to their acquisition. A capital loss will result to the extent the amount realized upon the sale is less than such fair market value. The gain or loss will be long-term if the shares are held for more than one year prior to the disposition. (Please see Question T6 below for the tax rates applicable to capital gain.) The holding period normally starts at the time the Non-Statutory Option is exercised.

      T4. WHAT ARE THE CONSEQUENCES OF PAYING THE EXERCISE PRICE OF A NON-STATUTORY OPTION IN THE FORM OF SHARES OF COMMON STOCK PREVIOUSLY ACQUIRED UPON THE EXERCISE OF EMPLOYEE OPTIONS OR THROUGH OPEN-MARKET PURCHASES?

            You will not recognize any taxable income to the extent the shares of Common Stock received upon the exercise of the Non-Statutory Option equal in number the shares of Common Stock delivered in payment of the exercise price. For Federal income tax purposes, these newly-acquired shares will have the same basis and capital gain holding period as the delivered shares.

            The additional shares of Common Stock received upon the exercise of the Non-Statutory Option will have to be reported as ordinary income for the year of exercise in an amount equal to their fair market value on the exercise date. These additional shares will have a tax basis equal to such fair market value and a capital gain holding period measured (in general) from the exercise date.

      T5.   WHAT ARE THE FEDERAL TAX CONSEQUENCES TO THE CORPORATION?

            The Corporation will be entitled to an income tax deduction equal to the amount of ordinary income you recognize in connection with the exercise of the Non-Statutory Option. The deduction will, in general, be allowed for the taxable year of the Corporation in which you recognize such ordinary income.

                                FEDERAL TAX RATES

      T6.   WHAT ARE THE APPLICABLE FEDERAL TAX RATES?

            Effective for the 1997 calendar year, the maximum federal tax rate on ordinary income in excess of $271,050 ($135,525 for a married taxpayer filing a separate return) is 39.6%. The applicable $271,050 or $135,525 threshold is subject to cost-of-living adjustments in taxable years beginning after December 31, 1997. Certain limitations are imposed upon a taxpayer's itemized deductions, and the personal exemptions claimed by the taxpayer are subject to phase-out. These limitations may result in the taxation of ordinary income at an effective top marginal rate in excess of 39.6%.

            Short-term capital gains are subject to the same tax rates as ordinary income. The following table summarizes the long-term capital gains tax rates applicable to the sale or disposition of capital assets after July 28, 1997:

               Holding Period                                   Capital Gains Tax Rate
               --------------                                   ----------------------

More than 1 year but not more than 18 months      28% (15% for individuals not subject to the 28% tax
                                                  rate on their ordinary income)

More than 18 months                               20% (10% for individuals not subject to the 28% tax
                                                  rate on their ordinary income)


                                       9.

            Beginning in 2001, capital gain recognized on the sale or disposition of capital assets held for more than five (5) years by individuals not subject to the 28% tax rate on their ordinary income will be subject to tax at a rate of 8%.

            Beginning in 2006, capital gain recognized on the sale or disposition of capital assets held for more than five (5) years by individuals subject to the 28% tax rate on their ordinary income will be taxed at a rate of 18%, provided the holding period for such property begins after December 31, 2000. However, any capital gain recognized on the sale or disposition of shares of stock acquired pursuant to the exercise of an employee stock option under the Plan will NOT be eligible for the 18% tax rate unless the option is granted after December 31, 2000.

            For the tax year ending December 31, 1997, itemized deductions are reduced by 3% of the amount by which the taxpayer's adjusted gross income for the year exceeds $121,200 ($60,600 for a married taxpayer filing a separate return). However, the reduction may not, exceed 80% of the total itemized deductions (excluding medical expenses, casualty and theft losses, and certain investment interest expense) claimed by the taxpayer. The applicable $121,200 or $60,600 threshold is subject to cost-of-living adjustments in taxable years beginning after December 31, 1997.

            In addition, the deduction for personal exemptions claimed by the taxpayer is reduced by 2% for each $2,500 ($1,250 for a married taxpayer filing a separate return) or fraction thereof by which the taxpayer's adjusted gross income for the year exceeds a specified threshold amount. The applicable thresholds for 1997 are $181,800 for married taxpayers filing joint returns (and in certain instances, surviving spouses), $151,500 for heads of households, $121,200 for single taxpayers and $90,900 for married taxpayers filing separate returns. Accordingly, the deduction is completely eliminated for any taxpayer whose adjusted gross income for the year exceeds the applicable threshold amount by more than $122,500. The threshold amounts will be subject to cost-of-living adjustments in taxable years beginning after December 31, 1997.

                CORPORATE INFORMATION AND ANNUAL PLAN INFORMATION

            DepoTech Corporation is a California corporation which maintains its principal executive offices at 10450 Science Center Drive, San Diego, California 92121. The telephone number at the executive offices is (619) 625-2424. You may contact the Corporation at this address or telephone number for further information concerning the Plan and its administration.

            A copy of the Corporation's Annual Report to Shareholders for the most recent fiscal year will be furnished to each participant in the Plan, and additional copies will be furnished without charge to each participant upon written or oral request to the Corporate Secretary of the Corporation at its principal executive offices or upon telephoning the Corporation at its principal executive offices. In addition, any person receiving a copy of this Prospectus may obtain without charge, upon written or oral request to the Corporate Secretary, a copy of any of the documents listed below, which are hereby incorporated by reference into this Prospectus, other than certain exhibits to such documents:

      (a) The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed with the SEC on March 31, 1997;

      (b) The Corporation's Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, filed with the SEC on May 14, 1997, August 14, 1997 and November 14, 1997, respectively; and

      (c) The Corporation's Registration Statement No. 0-26862 on Form 8-A filed with the SEC on September 26, 1995 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended,


                                      10.

            in which there is described the terms, rights and provisions applicable to the Corporation's outstanding Common Stock.

            The Corporation will also deliver to each participant in the Plan who does not otherwise receive such materials a copy of all reports, proxy statements and other communications distributed to the Corporation's shareholders.


                                      11.